UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 25, 2008

GENERAL MARITIME CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)
REPUBLIC OF THE MARSHALL ISLANDS
(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-16531	06-159-7083
(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)
299 Park Avenue
New York, New York 10171
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
(212) 763-5600
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Not Applicable
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On November 25, 2008, a jury in the Southern District of Texas federal court returned guilty verdicts against two vessel officers of the Genmar Defiance, one of the wholly-owned Aframax vessels of General Maritime Corporation (the “Company”), and General Maritime Management (Portugal) L.D.A. (“GMM Portugal”), a subsidiary of the Company, on two counts for violating the Act to Prevent Pollution from Ships and 18 USC 1001, respectively, in connection with an investigation and trial previously reported by the Company relating to potential failures by shipboard staff to properly record discharges of bilge waste during the period of November 24, 2007 through November 26, 2007.
     The Company intends to appeal the guilty verdicts and to make motions for a judgment of acquittal and a new trial. There can be no assurance that the Company will prevail on appeal or on such motions.
     On the first count, the jury found that the two vessel officers violated the Act to Prevent Pollution from Ships by failing to maintain an accurate oil record book for the Genmar Defiance. On the second count, the jury found that the two vessel officers violated 18 USC 1001 by presenting a materially false oil record book for the Genmar Defiance to the U.S. Coast Guard on November 28, 2007. On each count, the jury held GMM Portugal vicariously liable for the acts of the two vessel officers, as it determined these crewmembers were acting within the scope of their employment and for the benefit of GMM Portugal when they presented the oil record book to the U.S. Coast Guard with entries that they knew to be false. GMM Portugal and the two vessel officers are scheduled to be sentenced on February 10, 2009. The Company believes that GMM Portugal faces a maximum fine of $1,000,000, and a maximum term of probation of five years. The Company cannot predict the outcome of the sentencing proceedings.
     On November 26, 2008, the Company issued a press release in connection with this matter. A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995
     This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and observations. Included among the important factors that, in the Company’s view, could cause actual results to differ materially from the forward looking statements contained in this document are the following: actions by the prosecutors, the U.S. Coast Guard and the U.S. Department of Justice and the results of any further investigations in the matter described above; determinations by the court in the matter described above; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and the Company’s subsequent reports on Form 10-Q and Form 8-K. The Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.
Important Additional Information About The Proposed Transaction With Arlington Has Been Filed With The SEC
     In connection with the proposed transaction contemplated by the Agreement and Plan of Merger and Amalgamation, dated as of August 5, 2008 (the “Merger Agreement”), by and among the Company, Arlington Tankers Ltd. (“Arlington”), Galileo Holding Corporation (“Galileo Holding”), Archer Amalgamation Limited and Galileo Merger Corporation (the “Proposed Transaction”), Galileo Holding has filed a Registration Statement on Form S-4 (as well as amendments thereto) with the SEC, which includes a definitive Joint Proxy Statement/Prospectus. The Company and Arlington first mailed to their respective shareholders the definitive Joint Proxy Statement/Prospectus in connection with the Proposed Transaction on or about November 5, 2008. Investors and security holders are urged to read the Joint Proxy Statement/Prospectus regarding the Proposed Transaction carefully because it contains important information about the Company, Arlington, the Proposed Transaction and related matters. You may obtain a free copy of the Joint Proxy Statement/Prospectus and other related documents filed by the Company, Arlington and Galileo Holding with the SEC at the SEC’s website at www.sec.gov. These documents may also be obtained for free by accessing the Company’s website at www.generalmaritimecorp.com or by accessing Arlington’s website at www.arlingtontankers.com.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits. The following exhibits are filed herewith:

Exhibit
Number	Description
99.1	Press release dated November 26, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MARITIME CORPORATION (Registrant)
By:	/s/ Leonidas J. Vrondissis
	Name:	Leonidas J. Vrondissis
	Title:	Vice President, Finance

Date: November 26, 2008

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release dated November 26, 2008.